Exhibit 99.1

FOR IMMEDIATE RELEASE

August 8, 2019	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q3 RESULTS

Total Revenues Increased 12% to $29.5 Million in Q3
Consolidated Net Income Increases to $540,000 for the Quarter

Conference Call Thursday, August 8, 2019, at 3:00 p.m. MT/5:00 p.m. ET

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar, a full-service, upscale burger bar concept, and Good Times Burgers & Frozen Custard, a regional quick-service restaurant chain focused on fresh, high quality, all natural products, today announced its preliminary unaudited financial results for the third fiscal quarter ended June 25, 2019.

Key highlights of the Company’s financial results include:

•	Total revenues increased 12% to $29.5 million for the quarter

•	Total Restaurant Sales for Bad Daddy’s restaurants increased 18.7% to $21.1 million and Bad Daddy’s Restaurant Level Operating Profit* (a non-GAAP measure) was $3.4 million or 16.3% of sales

•	Same store sales for company-owned Bad Daddy’s restaurants decreased 0.7% and for Good Times restaurants increased 2.8%

•	Total Restaurant Sales for Good Times restaurants were $8.1 million and Good Times Restaurant Level Operating Profit* (a non-GAAP measure) was $1.5 million or 18.0% as a percent of sales

•	Net Income Attributable to Common Shareholders was $540,000 for the quarter

•	Adjusted EBITDA* (a non-GAAP measure) for the quarter was $2.1 million

•	The Company ended the quarter with $2.6 million in cash and $11.2 million drawn against its senior credit facility

Boyd Hoback, President and CEO, said “We’ve seen a strong turnaround in our Good Times sales trends once we returned to normal year over year weather patterns, which has accelerated subsequent to the end of the quarter. Bad Daddy’s same store sales were impacted by some competitive intrusion around two restaurants as well as minor remodeling of another restaurant. We have four additional Bad Daddy’s currently under construction in the Nashville, TN; Huntsville, AL; Charleston, SC; and Columbia, SC markets. We expect two of those to open prior to the end of fiscal 2019, and two to open shortly after the end of our fiscal year.”

Commenting on the Company’s earnings guidance, Ryan Zink, Chief Financial Officer, stated “Our updated guidance for the year calls for Adjusted EBITDA of approximately $5.2 to $5.4 million, reflecting margin compression from wage inflation and delivery commissions on stronger-than expected delivery sales, coupled with reduced on-premise revenue expectations. We anticipate we will provide guidance for fiscal 2020 prior to the end of our fiscal year as we finalize our pace of growth, but we expect the development of at least five new Bad Daddy’s during fiscal 2020.”

Fiscal 2019 Outlook:

The Company updated its guidance for fiscal 2019 to reflect adjustments to expected store openings and unit volumes through the balance of the year:

•	Total revenues of approximately $110 million

•	Total revenue estimates assume same-store sales decreases of approximately 1% for the balance of the year for Bad Daddy’s

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•	General and administrative expenses of approximately $8.6 million including approximately $450,000 of non-cash equity compensation expense

•	The opening of two additional Bad Daddy’s restaurants before the end of fiscal 2019

•	Net loss of approximately $1.6 to $1.8 million, including approximately $1.7 million of pre-opening costs

•	Total Adjusted EBITDA* between $5.2 and $5.4 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $6.9 to $7.2 million including approximately $2.0 million related to fiscal 2020 development, primarily two stores expected to open in October 2019. This does not include the use of approximately $3.0 million of cash in the previously disclosed acquisition of the non-controlling interest in three Bad Daddy’s restaurants.

•	Fiscal year-end long-term debt of approximately $13.0 to $13.3 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its third quarter 2019 financial results on Thursday, August 8, 2019 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Ryan Zink, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 35 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries. Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick service restaurant chain consisting of 34 Good Times Burgers & Frozen Custard restaurants, located primarily in Colorado.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 25, 2018 filed with the SEC. Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Good Times Restaurants Inc CONTACTS:

Boyd E. Hoback, President and Chief Executive Officer (303) 384-1411

Ryan Zink, Chief Financial Officer (303) 384-1432

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Year-To-Date
Statement of Operations	June 25, 2019	June 26, 2018	June 25, 2019	June 26, 2018
Net revenues:
Restaurant sales	$29,180	$25,990	$81,281	$71,929
Franchise revenues	277	273	718	778
Total net revenues	29,457	26,263	81,999	72,707

Restaurant operating costs:
Food and packaging costs	8,529	7,833	23,955	22,154
Payroll and other employee benefit costs	10,677	9,155	30,458	26,076
Restaurant occupancy costs	2,091	1,850	6,221	5,278
Other restaurant operating costs	2,989	2,373	8,401	6,626
Preopening costs	129	610	949	1,683
Depreciation and amortization	1,104	937	3,227	2,665
Total restaurant operating costs	25,519	22,758	73,211	64,482

General and administrative costs	2,144	2,069	6,398	5,884
Advertising costs	666	653	1,841	1,850
Franchise costs	8	11	31	32
Asset impairment charge	-	-	-	72
Gain on disposal of restaurants and equipment	44	(9)	5	(26)
Income from operations	1,076	781	513	413

Other income (expense):
Interest income (expense), net	(202)	(96)	(561)	(270)
Other income	(1)	-	(1)	-
Total other income (expense), net	(203)	(96)	(562)	(270)
Net income (loss)	873	685	(49)	143
Income attributable to non-controlling interests	(333)	(381)	(912)	(853)
Net income (loss) attributable to common shareholders	$540	$304	$(961)	$(710)

Basic and diluted income (loss) per share	$0.04	$0.02	$(0.08)	$(0.06)

Basic weighted average common shares outstanding	12,523	12,468	12,517	12,460
Diluted weighted average common shares outstanding	12,723	12,665	12,517	12,460

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	June 25, 2019	September 25, 2018
Balance Sheet Data
Cash and cash equivalents	$2,619	$3,477

Current assets	$4,560	$6,381
Property and equipment, net	36,666	35,245
Other assets	19,330	19,324
Total assets	$60,556	$60,950

Current liabilities, including capital lease obligations and long-term debt due within one year	$7,801	$8,335
Long-term debt due after one year	11,150	7,472
Other liabilities	8,290	7,922
Total liabilities	$27,241	$23,729

Stockholders’ equity	$33,315	$37,221

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	--------------------------------Fiscal Quarter Ended--------------------------------
	2019	2018	2019	2018

Restaurant sales (in thousands)	$21,080	$17,765	$8,100	$8,225
Restaurants opened during period	-	2	-	0
Restaurants closed during period	-	-	-	1
Restaurants open at period end	33	27	26	26

Restaurant operating weeks	429.0	337.6	338	342.0

Average weekly sales per restaurant (in thousands)	$49.1	$52.6	$24.0	$24.0

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	--------------------------------Year-To-Date Period Ended--------------------------------
	2019	2018	2019	2018

Restaurant sales (in thousands)	$59,714	$48,706	$21,567	$23,223
Restaurants opened during period	2	5	-	0
Restaurants closed during period	-	-	-	2
Restaurants open at period end	33	27	26	26

Restaurant operating weeks	1,267.3	970.4	1,053.0	1,062.0

Average weekly sales per restaurant (in thousands)	$47.1	$50.2	$20.5	$21.9

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	-----------------------------------------------------------------------------------Fiscal Quarter Ended-----------------------------------------------------------------------------------
	June 25, 2019		June 26, 2018		June 25, 2019		June 26, 2018		June 25, 2019	June 26, 2018

Restaurant sales	$21,080	100.0%	$17,765	100.0%	$8,100	100.0%	$8,225	100.0%	$29,180	$25,990
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	6,063	28.8%	5,179	29.2%	2,466	30.4%	2,654	32.3%	8,529	7,833
Payroll and benefits costs	7,851	37.2%	6,439	36.2%	2,826	34.9%	2,716	33.0%	10,677	9,155
Restaurant occupancy costs	1,391	6.6%	1,156	6.5%	700	8.6%	694	8.4%	2,091	1,850
Other restaurant operating costs	2,339	11.1%	1,725	9.7%	650	8.0%	648	7.9%	2,989	2,373
Restaurant-level operating profit	$3,436	16.3%	3,266	18.4%	$1,458	18.0%	$1,513	18.4%	$4,894	4,779

Franchise advertising contributions and net royalty income									277	273
Deduct - Other operating:
Depreciation and amortization									1,104	937
General and administrative									2,144	2,069
Advertising costs									666	653
Franchise costs									8	11
Gain (Loss) on restaurant asset sale									44	(9)
Asset impairment charge									-	-
Preopening costs									129	610
Total other operating									4,095	4,271

Income from operations									$1,076	$781

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	---------------------------------------------------------------------------------------------------Year-To-Date---------------------------------------------------------------------------------------------
	June 25, 2019		June 26, 2018		June 25, 2019		June 26, 2018		June 26, 2019	June 25, 2018

Restaurant sales	$59,714	100.0%	$48,706	100.0%	$21,567	100.0%	$23,223	100.0%	$81,281	$71,929

Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	17,136	28.7%	14,539	29.9%	6,819	31.6%	7,615	32.8%	23,955	22,154
Payroll and other employee benefit costs	22,502	37.7%	18,002	37.0%	7,956	36.9%	8,074	34.8%	30,458	26,076
Restaurant occupancy costs	4,022	6.7%	3,114	6.4%	2,199	10.2%	2,164	9.3%	6,221	5,278
Other restaurant operating costs	6,560	11.0%	4,735	9.7%	1,841	8.5%	1,891	8.1%	8,401	6,626
Restaurant-level operating profit	$9,494	15.9%	8,316	17.1%	$2,752	12.8%	3,479	15.0%	12,246	11,795
Franchise royalty income, net									718	778
Deduct - Other operating:
Depreciation and amortization									3,227	2,665
General and administrative									6,398	5,884
Advertising costs									1,841	1,850

Franchise costs									31	32
Gain (Loss) on restaurant asset sale									5	(26)
Asset impairment charge									-	72
Preopening costs									949	1,683
Total other operating									12,451	12,160

Income from operations									$513	$413

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2019 and fiscal 2018, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Fiscal Quarter Ended		Year-to-Date
	June 25, 2019	June 26, 2018	June 25, 2019	June 26, 2018
Adjusted EBITDA:
Net Income (Loss), as reported	$540	$304	$(961)	$(710)
Depreciation and amortization	1,096	897	3,157	2,550
Interest expense, net	202	97	561	272
EBITDA	1,838	$1,298	2,757	$2,112
Preopening expense	128	565	928	1,541
Non-cash stock-based compensation	110	88	331	303
GAAP rent-cash cash difference	(44)	(35)	(50)	(51)
Gain (Loss) on disposal of assets	44	(9)	5	(26)
Asset impairment charge	-	0	-	72
Adjusted EBITDA	$2,076	$1,907	$3,971	$3,951

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.